UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 30, 2023

INNOVATE CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-35210	54-1708481
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

295 Madison Avenue, 12th Floor
New York, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(212) 235-2690

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	VATE	New York Stock Exchange
Preferred Stock Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 3.03    Material Modification to Rights of Security Holders

On April 1, 2023, INNOVATE Corp. (the “Company”) entered into a Tax Benefits Preservation Plan (the “Plan”) with Computershare Trust Company, N.A., as rights agent (the “Rights Agent”), and the Board of Directors (the “Board”) of the Company declared a dividend distribution of one right (a “Right”) for each outstanding share of common stock, par value $0.001 per share, of the Company (the “Common Stock”) to stockholders of record at the close of business on April 10, 2023 (the “Record Date”). Each Right is governed by the terms of the Plan and entitles the registered holder to purchase from the Company a unit consisting of one one-thousandth of a share (a “Unit”) of Series B Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”), at a purchase price of $15.00 per Unit, subject to adjustment (the “Purchase Price”). The Company previously entered into a Tax Benefits Preservation Plan on August 30, 2021 (the “Prior Plan”), in order to help protect the Company’s ability to use its tax net operating losses and certain other tax assets (“Tax Benefits”) by deterring an “ownership change” as defined under Section 382 of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder (the “Code”). The Prior Plan expired pursuant to its terms on March 31, 2023. Accordingly, the Plan is intended to help continue to preserve the Tax Benefits.

Rights Certificates; Exercise Period

Initially, the Rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate rights certificates (“Rights Certificates”) will be distributed. Subject to certain exceptions specified in the Plan, the Rights will separate from the Common Stock then outstanding and a distribution date (the “Distribution Date”) will occur upon the earlier of (i) 10 business days following a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has become the beneficial owner of 4.9% or more of the shares of the Common Stock (the “Stock Acquisition Date”) and (ii) 10 business days (or such later date as the Board shall determine) following the commencement of a tender offer or exchange offer that would result in a person or group becoming an Acquiring Person.

Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates (or, in the case of book entry shares, by the notations in the book entry accounts) and will be transferred with and only with such Common Stock, (ii) new Common Stock certificates issued after the Record Date will contain a notation incorporating the Plan by reference and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificates. Pursuant to the Plan, the Company reserves the right (prior to the occurrence of a Triggering Event (as defined below) and upon any exercise of Rights) to make the necessary and appropriate rounding adjustments so that only whole shares of Series B Preferred Stock will be issued.

The definition of “Acquiring Person” contained in the Plan contains several exemptions, including for (i) the Company or any of the Company’s subsidiaries; (ii) any employee benefit plan of the Company, or of any subsidiary of the Company, or any person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan; (iii) any person who becomes the beneficial owner of 4.9% or more of the shares of the Common Stock then outstanding as a result of (x) a reduction in the number of shares of Common Stock by the Company due to a or (y) a stock dividend, stock split, reverse stock split or similar transaction, unless and until such person increases his ownership by more than 0.5% over such person’s lowest percentage stock ownership on or after the consummation of the relevant transaction; (iv) any person who, together with all affiliates and associates of such person, was the beneficial owner of 4.9% or more of the shares of the Common Stock then outstanding on the date of the Plan, unless and until such person and its affiliates and associates increase their aggregate ownership by more than 0.5% over their lowest percentage stock ownership on or after the date of the Plan or decrease their aggregate percentage stock ownership below 4.9%; (v) any person who, within 10 business days of being requested by the Company to do so, certifies to the Company that such person became an Acquiring Person inadvertently or without knowledge of the terms of the Rights and who, together with all affiliates and associates, thereafter within 10 business days following such certification disposes of such number of shares of Common Stock so that it, together with all affiliates and associates, ceases to be an Acquiring Person; (vi) any person that the Board, in its sole discretion, has affirmatively determined shall not be deemed an Acquiring Person.

The Rights are not exercisable until the Distribution Date and will expire at the earliest of (i) 11:59 p.m. (New York City time) on October 1, 2023 or such later date and time as may be determined by the Board and approved by the stockholders of the Company by a vote of the majority of the votes cast by the holders of shares entitled to vote thereon at a meeting of the stockholders of the Company prior to 11:59 p.m. (New York City time) on October 1, 2023 (which later date and time shall be in no event later than 11:59 p.m. (New York City time) on October 1, 2026), (ii) the time at which the Rights are redeemed or exchanged as provided in the Plan, (iii) the time at which the Board determines that the Plan is no longer necessary or desirable for the preservation of Tax Benefits, and (iv) the close of business on the first day of a taxable year of the Company to which the Board determines that no Tax Benefits may be carried forward.

As soon as practicable after the Distribution Date, Rights Certificates will be sent by such means as may be selected by the Company to the holders of record of the Common Stock as of the close of business on the Distribution Date (other than any

Acquiring Person or any Affiliate or Associate of an Acquiring Person) and, thereafter, the separate Rights Certificates alone will represent the Rights. After the Distribution Date, the Company generally would issue Rights with respect to shares of Common Stock issued upon the exercise of stock options or pursuant to awards under any employee plan or arrangement, which stock options or awards are outstanding as of the Distribution Date, or upon the exercise, conversion or exchange of securities issued by the Company after the Plan’s adoption (except as may otherwise be provided in the instruments governing such securities). In the case of other issuances of shares of Common Stock after the Distribution Date, the Company generally may, if deemed necessary or appropriate by the Board, issue Rights with respect to such shares of Common Stock.

Preferred Share Provisions

Each one one-thousandth of a share of Series B Preferred Stock, if issued:

•will not be redeemable;
•will entitle the holder thereof to quarterly dividend payments of $0.001 or an amount equal to the dividend paid on one share of Common Stock, whichever is greater;
•will, upon any liquidation of the Company, entitle the holder thereof to receive either $1,000 plus accrued and unpaid dividends and distributions to the date of payment or an amount equal to the payment made on one share of Common Stock, whichever is greater;
•will have the same voting power as one share of Common Stock; and
•will, if shares of Common Stock are exchanged via merger, consolidation or a similar transaction, entitle holders to a per share payment equal to the payment made on one share of Common Stock.

Flip-in Trigger

In the event that a person or group of affiliated or associated persons becomes an Acquiring Person (unless the event causing such person or group to become an Acquiring Person is a transaction described under Flip-over Trigger, below), each holder of a Right will thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right. Notwithstanding the foregoing, following the occurrence of such an event, all Rights that are, or (under certain circumstances specified in the Plan) were, beneficially owned by any Acquiring Person will be null and void. However, Rights are not exercisable following the occurrence of such an event until such time as the Rights are no longer redeemable by the Company as set forth below.

Flip-over Trigger

In the event that, at any time following the Stock Acquisition Date, (i) the Company engages in a merger or other business combination transaction in which the Company is not the surviving corporation or (ii) the Company engages in a merger or other business combination transaction in which the Company is the surviving corporation and the Common Stock is changed or exchanged, each holder of a Right (except Rights that have previously been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right. The events set forth in this paragraph and in the next preceding paragraph are referred to as the “Triggering Events.”

Exchange Feature
At any time after a person becomes an Acquiring Person, the Board may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one share of Common Stock, or one one-thousandth of a share of Series B Preferred Stock (or of a share of a class or series of the Company’s preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

Equitable Adjustments

The Purchase Price payable, and the number of Units of Series B Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Series B Preferred Stock, (ii) if holders of the Series B Preferred Stock are granted certain rights or warrants to subscribe for Series B Preferred Stock or convertible securities at less than the current market price of the Series B Preferred Stock, or (iii) upon the distribution to holders of the Series B Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional Units will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Series B Preferred Stock on the last trading day prior to the date of exercise.

Redemption Rights

At any time until 10 business days following the Stock Acquisition Date, the Company may, at the Company’s option, redeem the Rights in whole, but not in part, at a price of $0.001 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board). Immediately upon the action of the Board ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.001 redemption price.

Amendment of Rights

Any of the provisions of the Plan may be amended by the Board so long as the Rights are then redeemable, except that the Board may not extend the expiration of the Rights beyond 11:59 p.m. (New York City time) on October 1, 2023 unless such extension is approved by the affirmative vote of the holders of a majority of the total number of votes of the Company’s capital stock cast prior to 11:59 p.m. (New York City time) on October 1, 2023. Subject to certain conditions, at any time after the Rights are no longer redeemable, the provisions of the Plan may be amended by the Board without approval from the holders of the Rights Certificates, including to shorten or lengthen any time period under the Plan. Notwithstanding anything to the contrary under the Plan, no supplement or amendment shall be made which changes the Redemption Price.

Miscellaneous

Until a Right is exercised, the holder thereof, as such, will have no separate rights as a stockholder of the Company, including the right to vote or to receive dividends in respect of the Rights. While the distribution of the Rights will not be taxable to the Company’s stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company or in the event of the redemption of the Rights as set forth above.

Item 8.01    Other Events.

On April 3, 2023, the Company issued a press release announcing the adoption of the Plan and the declaration of the dividend of the Rights. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Tax Benefits Preservation Plan, dated as of April 1, 2023, by and between INNOVATE Corp. and Computershare Trust Company, N.A.
99.1	Press release dated April 3, 2023 titled “INNOVATE Corp. Adopts Tax Benefit Preservation Plan”
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2023

INNOVATE Corp. (Registrant)

By:	/s/ Michael J. Sena
Name: Michael J. Sena
Title: Chief Financial Officer